EXHIBIT 23(A)(III)

                                   SCHEDULE A
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                     OF THE
                                FUNDVANTAGE TRUST

                             SCHEDULE OF PORTFOLIOS

                 PORTFOLIO                            CLASSES           SERIES CREATION DATE
                 ---------                    -----------------------   --------------------
MBIA High Yield Fund                            Retail/Institutional      January 22, 2007
MBIA Multi-Sector Inflation Protection Fund     Retail/Institutional      January 22, 2007
MBIA Core Plus Fixed Income Fund                Retail/Institutional      January 22, 2007
MBIA Municipal Inflation Protection Fund        Retail/Institutional      January 22, 2007
Lateef Fund                                   Class A/Class C/Class I      August 2, 2007
Boston Advisors US Small Cap Equity Fund           Institutional          December 14, 2007
Boston Advisors International Equity Fund          Institutional          December 14, 2007
Corverus Strategic Equity Fund                    Class A/Class I          March 28, 2008
WHV International Equity Fund                     Class A/Class I        September 19, 2008
Delphi Value Fund                               Retail/Institutional       March 27, 2009
Pemberwick Fund                                                            June 12, 2009